EXHIBIT 10.2

                          Amendment to Supply Agreement
      - Exercise of Right for Negotiating Exclusive Manufacturing License -

     This letter amends the

          Supply Agreement ("Agreement") for Slide HS made and entered into as of June 1, 2005 (the "Effective Date") by and between

          Accelr8 Technology Corporation, 7000 N. Broadway, Bldg 3-307, Denver, CO 80221, ("Accelr8"); and Schott Jenaer Glas GmbH ("SCHOTT"), Otto-Schott-Strasse 13, 07745 Jena, Germany;

          which shall be fully included,

     about the following:

          With this written notification, SCHOTT exercises the exclusive right to negotiate an exclusive license for the application of OptiChem(R)-Streptavidin coatings on microarraying slides (Slide HS) per ss.9 and the Amendment ss.17.3 of that Agreement and thereby, the Parties have formally initiated negotiations prior to October 1, 2005.


     IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives.

SCHOTT Jenaer Glas GmbH                       ACCELR8 TECHNOLOGY CORP.

By: /s/ Dr. Lutz Wehmeier                     By: /s/ Thoms V. Geimer
-------------------------                     -----------------------

Name Dr. Lutz Wehmeier                        Name Thomas V. Geimer

Title: General Manager HCF-S                  Title: Chairman and CEO

Date: 9/27/05                                 Date: 9/27/05

Attached: Agreement